UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    ----------------------------------------

        Date of Report (Date of earliest event reported) : June 11, 1999


                             SUPERIOR SERVICES, INC.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)



          Wisconsin                      0-27508               39-1733405
 (State or other jurisdiction          (Commission            (IRS employer
      of incorporation)                file number)        identification No.)

          South 84th Street, Suite 200,
               Milwaukee, Wisconsin                             53214
     (Address of principal executive offices)                 (Zip Code)

               Registrant's telephone number, including area code:
                                 (414) 479-7800

Item 5.   Other Events.

          On June 11, 1999, Superior Services, Inc., a Wisconsin corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Vivendi, a societe anonyme ("Vivendi") organized under the laws of France, providing for Vivendi's acquisition of all outstanding shares of common stock of the Company (the "Common Stock"), including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of February 21, 1997, as amended, between the Company and LaSalle National Bank, as Rights Agent, at $27.00 per share in cash. The transaction is structured as a cash tender offer for all outstanding shares to be followed by a merger.

          In connection with the Merger Agreement, the Company granted Vivendi an option to purchase newly issued shares of Common Stock from the Company in an amount not to exceed 19.9% of the Company's then outstanding shares of Common Stock at $23.75 per share. Vivendi may exercise the option (with respect to any or all of the shares of Common Stock subject thereto) after the occurrence of any event which entitles Vivendi to receive a termination fee under the Merger Agreement. If Vivendi has accepted for payment shares of Common Stock pursuant to the terms of the tender offer and owns at least 61% but less than 75% of the then outstanding shares of Common Stock on a fully-diluted basis, then Vivendi will exercise the option with respect to that number of shares of Common Stock which, when added to the number of shares of Common Stock then owned by Vivendi, would result in Vivendi owning such number of the then outstanding shares of Common Stock that provides Vivendi with at least 50.1% of the vote represented by outstanding shares on a fully-diluted basis.

          In connection with the execution of the Merger Agreement, (i) the Company's Chairman of the Board entered into a Shareholder Tender Agreement pursuant to which he agreed to tender into the offer and not withdraw all shares of Common Stock he beneficially owns, constituting approximately 8% of the outstanding shares of Common Stock, in the tender offer and granted Vivendi an option to purchase such shares, at the tender offer price, in certain circumstances and (ii) the Company entered into new employment agreements with certain key members of its senior management that will become effective once Vivendi irrevocably accepts for payment the shares of Common Stock in the tender offer.

          The Merger Agreement, the Stock Option Agreement, the Shareholder Tender Agreement, the employment agreements, the amendment to the Company's
Rights Agreement and the press release issued in connection with the transactions contemplated thereby are filed as exhibits to this Form 8-K, are incorporated by reference into the text of this Item and qualify the descriptions of such agreements in this Item in their entirety.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                          SUPERIOR SERVICES, INC.



                                          By: /s/  G. William Dietrich
                                          G. William Dietrich
                                          President and Chief Executive Officer


Date:    June 14, 1999

                                  EXHIBIT INDEX

Exhibit
Number            Description


(2.1) Agreement and Plan of Merger, dated as of June 11, 1999, by and among Vivendi, Onyx Solid Waste Acquisition Corp. and Superior Services, Inc.*

(2.2) Stock Option Agreement, dated as of June 11, 1999, by and between Superior Services, Inc. and Vivendi.

(4) Amendment to Rights Agreement, dated as of June 11, 1999, by and between Superior Services, Inc. and LaSalle National Bank.

(99.1) Shareholder Tender Agreement, dated as of June 11, 1999, by and among Vivendi, Onyx Solid Waste Acquisition Corp. and Joseph P. Tate.

(99.2) Employment Agreement dated as of June 11, 1999 by and between Superior Services, Inc. and G. William Dietrich.

(99.3) Employment Agreement dated as of June 11, 1999 by and between Superior Services, Inc. and George K. Farr.

(99.4) Employment Agreement dated as of June 11, 1999 by and between Superior Services, Inc. and Peter J. Ruud.

(99.5)      Joint Press Release dated June 14, 1999.

---------------------------

* Certain exhibits and schedules to this document have been omitted in accordance with Item 601(b) (2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any such omitted exhibit or schedule to the Securities and Exchange Commission upon request.